	Contacts:	Robert McPherson
Sr. Vice President, CFO
Metals USA Holdings Corp.
FOR IMMEDIATE RELEASE		713-965-0990

METALS USA HIRES GENERAL COUNSEL

     August 10, 2009 – HOUSTON, TEXAS – Metals USA Holdings Corp. (the “Company”) today announced that William “Will” A. Smith II has joined the Company as Vice President and General Counsel effective August 10, 2009.

     Lourenco Goncalves, the Company’s Chairman, President and CEO remarked: "We believe Will shares our commitment to excellence, as well as our doing more with less mentality. We are excited Will has joined our team as we prepare for the next phase of our remarkable journey.”

     Will is a graduate of Georgetown University Law Center with significant experience in corporate and securities law. Prior to joining the Company Will was Senior Vice President and General Counsel at Cross Match Technologies, Inc., and a Partner with DLA Piper in their Corporate & Securities Practice Group.

     Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s historical Form 10-Ks and Form 10-Qs which are on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of benefit, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

     This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company’s historic periodic filings with the Securities and Exchange Commission.